                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                  March 28, 2002
                                                                  --------------

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
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               (Exact Name of registrant as specified in charter)

          Delaware                       000-24603                 51-0379406
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(State or Other Jurisdiction       (Commission File Number)      (IRS Employer
      of Incorporation)                                          Identification
                                                                    Number)

931 South Matlack Street, West Chester, PA                            19382
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 (Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (610) 430-8100
                                                    ----------------------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

     On March 27, 2002, Electronics Boutique Holdings Corp. ("Electronics Boutique") was informed that Electronics Boutique Plc ("EB-UK") had filed suit against The Electronics Boutique, Inc. and EB Services Company LLP in the High Court of Justice Chancery Division in the United Kingdom seeking the right to terminate the Services Agreement dated October 13, 1995 between the parties based on an alleged change in control. During the year ended February 2, 2002, Electronics Boutique received $5.9 million in fees from EB-UK under the Services Agreement. Electronics Boutique has not been served with the claim form and the particulars of claim. Based on the information received by Electronics Boutique, Electronics Boutique believes it has meritorious defenses against the suit and intends to defend the suit vigorously.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Electronics Boutique Holdings Corp.



                                        By: /s/ JAMES A. SMITH
                                            ------------------------------------
                                            Name:  James A. Smith
                                            Title: Senior Vice President
                                                   and Chief Financial Officer

Date  March 28, 2002




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